                                                                     EXHIBIT 4.4


================================================================================



                       IRVINE APARTMENT COMMUNITIES, L.P.



                                       and



                      U.S. BANK TRUST NATIONAL ASSOCIATION

                                     Trustee



                          -----------------------------




                          SUPPLEMENTAL INDENTURE NO. 2

                            Dated as of April 9, 1998

         Supplementing Indenture Dated as of October 1, 1997, as amended



                          -----------------------------





================================================================================

        SUPPLEMENTAL INDENTURE No. 2 dated as of April 9, 1998, between Irvine Apartment Communities, L.P., a Delaware limited partnership (the "Issuer"), and U.S. Bank Trust National Association, formerly known as First Trust of California, National Association (the "Trustee"),

                              W I T N E S S E T H:

        WHEREAS, the Issuer has heretofore executed and delivered to the Trustee that certain Indenture dated as of October 1, 1997 (the "Indenture") providing for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness to be issued in one or more series (the "Securities") up to such principal amount or amounts as may from time to time be authorized in accordance with the Indenture; and

        WHEREAS, the parties hereto desire to enter into this Supplemental Indenture for the purpose of amending the terms of the Indenture, as permitted in accordance with Section 7.01 of the Indenture, to provide for the appointment of an Authenticating Agent (as defined herein) to authenticate Securities of a series on behalf of the Trustee; and

        NOW THEREFORE:

        In consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective holders from time to time of the Securities as follows:

        SECTION 1. Section 1.01 of the Indenture is hereby amended to add the following definition:

        "AUTHENTICATING AGENT" means with respect to a series of Securities any Person authorized pursuant to Section 5.12 to act on behalf of the Trustee to authenticate the Securities of such series.

        SECTION 2. Article 5 of the Indenture is hereby amended to add a new
Section 5.12 thereto to read in its entirety as follows:

               "SECTION 5.12. Appointment of Authenticating Agent. The Issuer may appoint, or the Trustee with the consent of the Issuer may appoint, with respect to one or more series of Securities an Authenticating Agent or Agents which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon original issue and upon exchange, registration of transfer, or partial redemption or repayment thereof or pursuant to Section 2.09, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Issuer and shall at all times be a Person organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

               Any Person into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any person resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any Person succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be Authenticating Agent, provided such Person shall be otherwise eligible under this Section without the execution or filing of any paper or further act on the part of the Trustee or the Authenticating Agent.

               An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Issuer. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Issuer. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Issuer. Any successor Authenticating Agent upon acceptance of its appointment under this Section shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible to act as such under the provisions of this Section.

               Any Authenticating Agent by the acceptance of its appointment shall be deemed to have represented to the Trustee and the Issuer that it is eligible for appointment as Authenticating Agent under this Section and to have agreed with the Trustee that it will perform and carry out the duties of an Authenticating Agent as herein set forth, including among other things the duties to authenticate Securities of the applicable series when presented to it in connection with the original issuance and with exchanges, registrations of transfer or redemptions or repayments thereof or pursuant to Section 2.09; it will keep and maintain, and furnish to the Trustee from time to time as requested by the Trustee, appropriate records of all transactions carried out by it as Authenticating Agent and will furnish the Trustee such other information and reports as the Trustee may reasonably require; and it will notify the Trustee promptly if it shall cease to be eligible to act as Authenticating Agent in accordance with the provisions of this Section. Any Authenticating Agent by the acceptance of its appointment shall be deemed to have agreed with the Trustee to indemnify the Trustee against any loss, liability or expense incurred by the Trustee and to defend any claim asserted against the Trustee by reason of any acts or failures to act of such Authenticating Agent, but such Authenticating Agent shall have no liability for any action taken by it in accordance with the specific written direction of the Trustee.

               The Issuer agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services, and to reimburse it for its reasonable expenses, under this Section.

               If any appointment is made pursuant to this Section, the Securities of the applicable series may have endorsed thereon, in addition to or in lieu of the Trustee's certificate of authentication, an alternative certificate of authentication in the following form:

               This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.


                                    U.S. BANK TRUST NATIONAL
                                        ASSOCIATION, as Trustee


                                    By____________________________
                                        As Authenticating Agent


                                    By____________________________"
                                        Authorized Signatory


        SECTION 3. New York Law to Govern. This Supplemental Indenture shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State, except as may otherwise be required by mandatory provisions of law.

        SECTION 4. Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

        SECTION 5. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

        IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.



                                 IRVINE APARTMENT COMMUNITIES, L.P.

                                 By: Irvine Apartment Communities, Inc.,
                                       its sole general partner


                                 By  /s/  James E. Mead
                                   ---------------------------------------------
                                    Name: James E. Mead
                                    Title: Senior Vice President,
                                           Chief Financial Officer and Secretary


Attest:


By /s/ SHAWN HOWIE
   ----------------------------------
   Name: Shawn Howie
   Title: Vice President, Corporate
          Finance and Controller


                                 U.S. BANK TRUST NATIONAL ASSOCIATION,
                                   as Trustee


                                 By   /s/  Ingrid Soderholm
                                   ---------------------------------------------
                                    Name:  Ingrid Soderholm
                                    Title: Trust Officer


Attest:


By  /s/  Linda Verstuyft
  -----------------------------
    Name:  Linda Verstuyft
    Title: Vice President